UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __ )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

eXp World Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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eXp World Holdings, Inc. (“eXp” or the “Company”) filed its definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on March 9, 2026 in connection with the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, April 24, 2026, at 12:00 p.m. Eastern Time. The following contains various communications related to the Proxy Statement and Annual Meeting, including agent and investor communications related to the solicitation efforts in connection with the Company’s management proposal to redomesticate from Delaware to Texas (the “Texas Redomestication”).

Starting on April 21, 2026, eXp sent the below in communications to investors.

Wanted to remind you that our stockholder vote closes this Friday. We need you to vote, especially on our proposal to move our corporate home from Delaware to Texas. You can vote at proxyvote.com with your 16-digit control number. Your control number was emailed to you from id@proxyvote.com. If you can’t find the email, you can also call E*TRADE at 800-387-2331 or text our team.

Starting on April 21, 2026, eXp sent the below in communications to investors.

●	Redomestication has real financial benefits for the company (which benefits all of us as stockholders), and your rights as a stockholder stay substantially the same. Our Board spent over a year considering these impacts before recommending this move.
●	Texas offers tremendous benefits to the Company and our agent stockholders and we’ll need agent voting support to get it passed.
●	This redomestication only changes our state of legal incorporation. It does not affect our business, our operations, our agent relationships, or any existing litigation. The company’s operations continue exactly as they do today.

Starting on April 21, 2026, eXp sent the below in communications to investors.

Hi [Name],

In 2025, Texas ranked #1 in unit count, #2 in agent count, and #2 in volume across all of eXp. That's DOMINANT.

And now, as eXp World Holdings, Inc. (EXPI) is looking to move its corporate home to Texas, we need your vote to make it happen. If you were an EXPI stockholder on February 27th (our meeting record date), I want to ask you to please vote in our Annual Stockholder Meeting before the polls close this Friday afternoon.

You can vote at proxyvote.com with your 16-digit control number. Your control number was emailed to you recently from id@proxyvote.com. If you can’t find the email, you can also call E*TRADE at 800-387-2331 and ask for customer service, or reply to this email.

Thank you for voting!

Starting on April 21, 2026, eXp sent the below in communications to investors.

Hi [Name],

EXPI is looking to move its corporate home to Texas and we need your vote to make it happen. If you were an EXPI stockholder on February 27th (our meeting record date), I want to ask you to please vote in our Annual Stockholder Meeting before the polls close this Friday afternoon.

You can vote at proxyvote.com with your 16-digit control number. Your control number was emailed to you recently from id@proxyvote.com. If you can’t find the email, you can also call E*TRADE at 800-387-2331 or reply to this email.

Thank you for voting!

Starting on April 21, 2026, eXp sent the below in communications to investors.

Dear [Active Investor],

I hope this note finds you well. I am writing ahead of our April 24, 2026 virtual Annual Meeting to provide direct context on PROPOSAL 4, THE REDOMESTICATION OF THE COMPANY FROM DELAWARE TO TEXAS BY CONVERSION.

PROCESS AND TIMING. The redomestication proposal is the product of a Special Committee of independent directors, supported by three outside law firms retained for this review: Gibson, Dunn & Crutcher as Texas counsel, Hirschler Fleischer as Delaware counsel, and K&L Gates as general corporate counsel. That process began more than a year ago and reflects a deliberate strategic review rather than a reaction to litigation. The Special Committee concluded that the corporate laws of Delaware and Texas are materially equivalent with respect to substantive governance and litigation rights, with Texas offering greater predictability for a high-growth, agent-driven business.

DIRECTOR & OFFICER INTERESTS. The Special Committee was deliberately constituted to exclude all directors named as defendants in the pending derivative litigation, ensuring the redomestication was assessed independently of any personal interest. That committee expressly considered whether incorporating in Texas would convey any non-ratable benefits on the Company's directors or officers and did not identify any such benefits. The proxy openly discloses that some may allege directors and officers could be considered to have interests in the transaction to the extent Texas law might afford them different liability protections going forward. Critically, any such protections would apply only to conduct occurring after the Effective Time. Delaware law continues to govern all pre-redomestication conduct, including all matters at issue in the pending derivative suits. The redomestication does not, and cannot, alter the Company's legal exposure with respect to the existing allegations.

STOCKHOLDER PROTECTIONS. The proposal requires two separate affirmative approvals, as set forth in the proxy: (i) a majority of the outstanding shares of common stock entitled to vote (the Statutory Stockholder Approval); and (ii) a majority of the votes cast by disinterested stockholders, excluding any member of our Board, any officer of the Company, and any “affiliates” and “associates” of those persons (the Unaffiliated Stockholder Approval). Notably, abstentions and broker non-votes count as votes against the Statutory Stockholder Approval but have no effect on the Unaffiliated Stockholder Approval, meaning the Unaffiliated Stockholder Approval vote is a direct expression of non-affiliated stockholder sentiment. This dual-vote structure exceeds what either Delaware or Texas law requires and was designed specifically to give non-affiliated holders a decisive voice on the transaction.

COMPANY CULTURE. eXp takes its responsibility to foster a safe and inclusive environment very seriously. eXp has zero tolerance for abuse, harassment, or misconduct of any kind — including by the independent real estate agents who use our services. As the Company has stated on the record, outside counsel conducted an independent review of the matters referenced in media reporting related to the pending derivative litigation. That review did not substantiate the allegation that Company leadership had knowledge of and failed to act on the underlying conduct. The individuals named in the complaints are no longer affiliated with eXp. We take the allegations and the experiences described therein with the utmost seriousness and would welcome the opportunity to discuss with you directly.

GOVERNANCE FRAMEWORK: eXp's business model is unlike any traditional real estate company: our independent agents are the engine of our revenue, growth, and competitive position. Texas law expressly permits directors and officers to consider the interests of constituencies critical to the enterprise, including agents, when exercising their fiduciary duties, a statutory flexibility that meaningfully aligns our legal framework with the realities of our business.

We would appreciate a brief call with you over the next several days to discuss Proposal 4 and answer any questions you may have before the April 24 stockholder vote. If you are amenable, please let me know your availability over the next few days. Additionally, feel free to include any initial questions in your reply and I will provide written responses before the call. Thank you for your continued engagement with eXp. As one of our key owners, we sincerely value your perspectives.

Important Additional Information Regarding Proxy Solicitation

The Proxy Statement contains important information about the matters to be voted on at the 2026 Annual Meeting of Stockholders. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT EXP AND THE MATTERS TO BE VOTED ON AT THE 2026 ANNUAL MEETING OF STOCKHOLDERS. Investors and stockholders will be able to obtain a copy of the Proxy Statement and other relevant documents filed by eXp free of charge from the SEC’s website, www.sec.gov. eXp’s stockholders will also be able to obtain, without charge, a copy of the Definitive Proxy Statement and other relevant filed documents by directing a request by mail to eXp World Holdings, Inc. Investor Relations, 2219 Rimland Dr., Suite 301, Bellingham, WA 98226 or at investors@expworldholdings.com.

Forward-Looking Statements

Statements related to the benefits and effects of the Texas Redomestication and other statements of future events or conditions following the Texas Redomestication are forward-looking statements. Actual future results or events, including, without limitation, future litigation, expectations related to the Texas business environment and Texas courts, potential benefits, implications, risks, costs, tax effects, costs savings or other related implications associated with the Texas Redomestication, the Company’s future financial position, growth opportunities and trends in the markets in which the Company operations, and prospects, plans and objectives of management and the Board, could differ materially due to a number of factors. These factors include, without limitation, legislative, regulatory, or judicial developments; unexpected costs, fees and expenses related to the Texas Redomestication; the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Texas Redomestication; unanticipated responses to the Texas Redomestication from customers, suppliers, other stakeholders and others with whom the Company does business; any inability to consummate the Texas Redomestication within the anticipated time period, or at all, due to any reason, including the failure to obtain the necessary stockholder or regulatory approvals; and other risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 24, 2026, the Proxy Statement filed with the SEC on March 9, 2026, and as otherwise described or updated from time to time in eXp’s other filings with the SEC.